                                                                    Exhibit 99.1

                           INDEPENDENT AUDITORS REPORT

Board of Directors
MTE Corporation
Menominee Falls, Wisconsin

We have audited the accompanying balance sheet of MTE CORPORATION (a Wisconsin corporation) as of June 30, 2006, and the related statements of changes in shareholders' equity, income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MTE CORPORATION as of June 30, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ CHORTEK & GOTTSCHALK, LLP
---------------------------------
Waukesha, Wisconsin
August 11, 2006

                                MTE CORPORATION
                            (a Wisconsin corporation)

                                  BALANCE SHEET

                               AS OF JUNE 30, 2006

ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                             $  1,883,583
   Accounts receivable - trade, less allowance for doubtful accounts
    of $15,000                                                              2,477,600
   Inventories                                                              2,496,028
   Deferred income taxes                                                       70,000
                                                                         ------------

     TOTAL CURRENT ASSETS                                                   6,927,211
                                                                         ------------

PROPERTY AND EQUIPMENT
   Machinery and equipment                                                    990,649
   Office furniture and equipment                                             255,644
   Computers and equipment                                                    287,535
   Leasehold improvements                                                     184,599
                                                                         ------------
                                                                            1,718,427

   Accumulated depreciation and amortization                                1,419,246
                                                                         ------------
                                                                              299,181
                                                                         ------------

OTHER ASSETS
   Intangible assets, net of accumulated amortization of $92,396               17,681
                                                                         ------------

                                                                         $  7,244,073
                                                                         ============

        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable - trade                                              $    395,925
   Accrued compensation                                                       265,537
   Accrued liabilities to estate of shareholder                             1,060,000
   Other accrued liabilities                                                   62,612
   Accrued income taxes                                                       265,000
                                                                         ------------

     TOTAL CURRENT LIABILITIES                                              2,049,074

DEFERRED INCOME TAXES                                                          56,000

SHAREHOLDERS' EQUITY                                                        5,138,999
                                                                         ------------

                                                                         $  7,244,073
                                                                         ============

The accompanying notes are an integral part of these financial statements.

                                 MTE CORPORATION
                            (a Wisconsin corporation)

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                            COMMON STOCK,
                                            PAR VALUE $1
                                              PER SHARE,
                                           50,000 SHARES
                                             AUTHORIZED      ADDITIONAL                    TREASURY STOCK
                                        -------------------   PAID-IN      RETAINED    ----------------------
                                         SHARES     AMOUNT     CAPITAL     EARNINGS     SHARES      AMOUNT        TOTAL
                                        --------  ---------  -----------  -----------  --------  ------------  -----------
BALANCE,
July 1, 2005                               2,080  $   2,080  $    10,765  $ 4,877,985       333  $ (1,000,000) $ 3,890,830

CORRECTION OF ERROR

  Adjust accumulated depreciation and
   amortization to computed amounts as
   of July 1, 2005                             0          0            0      (60,186)        0             0      (60,186)

NET INCOME                                     0          0            0    1,308,355         0             0    1,308,355
                                        --------  ---------  -----------  -----------  --------  ------------  -----------

    BALANCE,
    June 30, 2006                          2,080   $  2,080  $    10,765  $ 6,126,154       333  $ (1,000,000) $ 5,138,999
                                        --------  ---------  -----------  -----------  --------  ------------  -----------

The accompanying notes are an integral part of these financial statements.

                                MTE CORPORATION
                            (a Wisconsin corporation)

                               STATEMENT OF INCOME

                            YEAR ENDED JUNE 30, 2006

                                         AMOUNT
                                      ------------
NET SALES                             $ 15,977,585

COST OF GOODS SOLD                      10,480,136
                                      ------------

     GROSS PROFIT                        5,497,449

OPERATING EXPENSES                       3,337,784
                                      ------------

     INCOME FROM OPERATIONS              2,159,665

OTHER INCOME OR (EXPENSE)
   Interest income                          16,981
   Miscellaneous income                      9,081
                                      ------------

     INCOME BEFORE INCOME TAXES          2,185,727

PROVISION FOR INCOME TAXES                 877,372
                                      ------------

     NET INCOME                       $  1,308,355
                                      ============

The accompanying notes are an integral part of these financial statements.

                                MTE CORPORATION
                            (a Wisconsin corporation)

                             STATEMENT OF CASH FLOWS

                            YEAR ENDED JUNE 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                $ 1,308,355
   Adjustments to reconcile net income to net cash
     provided from or (used in) operating activities -
        Depreciation and amortization                             80,526
        Provision for doubtful accounts                            8,751
        Deferred income taxes                                     (4,000)
        Increase in accrued income taxes                          84,872
                                                             -----------

                                                               1,478,504

   Changes in operating assets and liabilities -
        (Increase) or decrease in -
          Accounts receivable - trade                           (394,676)
          Inventories                                           (391,669)
          Other current assets                                     6,093
        Increase or (decrease) in -
          Accounts payable - trade                               (16,309)
          Accrued expenses and other current liabilities         152,993
                                                             -----------

             NET CASH PROVIDED FROM OPERATING ACTIVITIES         834,936
                                                             -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from life insurance                                1,000,000
   Expenditures for property and equipment                      (142,093)
                                                             -----------

             NET CASH PROVIDED FROM INVESTING ACTIVITIES         857,907
                                                             -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      1,692,843

CASH AND CASH EQUIVALENTS, beginning of year                     190,740
                                                             -----------

             CASH AND CASH EQUIVALENTS, end of year          $ 1,883,583
                                                             ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid during the year for -
     Income taxes                                            $   796,500
                                                             -----------

The accompanying notes are an integral part of these financial statements.

                                 MTE CORPORATION
                            (a Wisconsin corporation)

                  NOTES TO FINANCIAL STATEMENTS - JUNE 30, 2006

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF OPERATIONS

      MTE Corporation (the "Company"), is located in Menominee Falls, Wisconsin and manufactures reactors, electrical filters and transformers under two product lines which include industrial products and power quality. For the year ended June 30, 2006, sales to one customer accounted for approximately 22% of net sales. Two suppliers accounted for approximately 35% of the Company's purchases for the year ended June 30, 2006.

      CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents balances and accounts receivables - trade. The Company's trade receivables are derived from sales to a diverse set of distributors and manufacturers of industrial and electronic products located primarily throughout the United States and Canada. The Company also has sales to customers in Western Europe, Mexico, South America, and Southeast Asia.

      The Company maintains cash and cash equivalents balances at financial institutions which exceed the Federal Deposit Insurance Corporation insured limit of $100,000. Deposits in excess of insured limits totaled approximately $1,550,000 as of June 30, 2006.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      The Company recognizes revenue upon shipment of its products.

      CASH EQUIVALENTS

      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be "cash equivalents."

      ACCOUNTS RECEIVABLE - TRADE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

      Accounts receivable - trade are recorded at cost. The Company grants credit to customers located in the United States and foreign countries. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs ongoing credit evaluations and does not require collateral from its customers.

      The Company generally extends credit based on varying dates of payment. The Company does not charge interest on accounts receivable - trade. After the Company has exhausted all collection efforts, the account is written off.

      At June 30, 2006, one customer accounted for 23% of total trade receivables in the aggregate.

      The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable - trade. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. The allowance for doubtful accounts totaled $15,000 at June 30, 2006.

      INVENTORIES

      Inventories are valued at the lower of cost (which approximates first-in, first-out method) or market.

      PROPERTY AND EQUIPMENT

      Property and equipment are carried at cost. The Company uses straight-line and accelerated methods for recording depreciation and amortization expense for financial reporting purposes. The estimated useful lives are generally as follows:

Machinery and equipment        5-7 years
Furniture and fixtures         5-7 years
Computers and equipment        3-5 years
Leasehold improvements        5-39 years

      Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

      The cost of assets retired or sold and the related depreciation are eliminated from the accounts in the year of disposal, with the resulting gain or loss credited or charged to operations.

      INTANGIBLE ASSETS

      Intangible assets consist of the excess of purchase price over the fair value of net assets acquired in a purchase transaction (goodwill) and the cost of patents, trademarks, trade names and drawings. Trademarks and patents are amortized using the straight-line method over periods ranging from 15-17 years. Amortization expense was $1,771 for the year ended June 30, 2006. The value of goodwill is assessed annually for impairment and if considered impaired will be written down to fair value and a corresponding impairment loss would be recognized.

      DEFERRED INCOME TAXES

      Deferred income taxes are recorded to reflect the temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. The differences relate to property and equipment, the allowance for doubtful accounts, inventories, and certain accrued expenses.

2.    CORRECTION OF ERROR

      As of July 1, 2005, the Company corrected an error in the recorded amount of accumulated depreciation and amortization of property and equipment. The effect of this adjustment is reflected in the Statement of Changes in Shareholders' Equity.

3.    INVENTORIES

      Inventories at June 30, 2006 were comprised of the following:

                                         RAW         FINISHED
                                       MATERIALS       GOODS         TOTAL
                                      ----------    ----------    ----------
Amount, at lower of cost or market    $1,353,027    $1,233,301    $2,586,328
Less: reserve for obsolescence            56,300        34,000        90,300
                                      ----------    ----------    ----------
                                      $1,296,727    $1,199,301    $2,496,028
                                      ==========    ==========    ==========

4.    LINE OF CREDIT

      At June 30, 2006, the Company has available a line of credit with JP Morgan Chase Bank, NA, in the amount of $800,000 through June 1, 2007. Interest is charged on outstanding Prime Rate advances and Eurodollar advances at the bank's prime rate and LIBOR rate plus 2.5%, respectively. The line of credit is collateralized by a security agreement on substantially all business assets of the Company. There were no outstanding borrowings on the credit facility as of June 30, 2006.

5.    LEASES - RELATED PARTY AND THIRD-PARTY

      On January 1, 2006, the Company renewed an operating lease for its corporate office and manufacturing facility in Menomonee Falls, Wisconsin with two shareholders of the Company. The lease provides for payment of monthly rentals of $11,076 for the term commencing January 1, 2006 through December 31, 2008. Additionally, the Company is responsible for all taxes, utilities, insurance, repairs and maintenance related to the building. The Company has an option to extend the term of the lease for an additional three year period through December 31, 2011, at the then-current market rent for similar properties in the Menomonee Falls, Wisconsin area. Rent expense on the facility for the year ended June 30, 2006 was $129,642.

      On July 11, 2005, the Company entered into an operating lease for a sales office and distribution facility in Menomonee Falls, Wisconsin with an unrelated third party. The lease provides for payment of monthly rentals of $10,504 (with 1.65% annual increases) for the term commencing August 1, 2005 through July 31, 2010. Additionally, the Company is responsible for its share of taxes, utilities, insurance, repairs and maintenance related to the building. The Company has an option to extend the term of the lease for an additional five years period at established monthly rentals. Rent expense for the facility for the year ended June 30, 2006 was $107,929.

      On May 1, 2004, the Company entered into an operating lease agreement for an offsite storage facility from a Company shareholder for a monthly rental amount of $1,700. The original two year term through April 30, 2006 was automatically renewed for an additional two-year period through April 30, 2008. Rent expense for the offsite storage facility for the year ended June 30, 2006 was $20,400.

      The Company's commitment under the real estate leases (excluding real estate taxes and operating expenses) is as follows:

YEAR ENDING
  JUNE 30,      AMOUNT
-----------   ----------
   2007       $  281,267
   2008          279,982
   2009          198,668
   2010          134,393
   2011           11,215
              ----------
              $  905,525
              ----------

6.    INCOME TAXES

      The components of the income tax provision or (benefit) for the year ended June 30, 2006 is as follows:

                                        AMOUNT
                                      ----------
CURRENT
    Federal                           $  684,310
    State                                197,062
                                      ----------
                                         881,372
                                      ----------

DEFERRED
    Federal                                3,900
    State                                 (7,900)
                                      ----------
                                          (4,000)
                                      ----------

      TOTAL INCOME TAX PROVISION      $  877,372
                                      ==========

      The components of the deferred income tax asset or (liability) as of June 30, 2006 is summarized below:

                                            AMOUNT
                                         -----------
NET CURRENT DEFERRED
 INCOME TAX ASSET:
    Allowance for doubtful accounts      $    5,200
    Inventory reserve for obsolescence       35,400
    Accrued vacation                         29,400
                                         -----------

                                         $   70,000
                                         ===========

NET NONCURRENT DEFERRED
 INCOME TAX LIABILITY:
    Property and equipment               $   (56,000)
                                         -----------

                                         $   (56,000)
                                         ===========

7.    SELF-INSURED HEALTH PLAN SUPPLEMENTED BY STOP-LOSS INSURANCE

      The Company has a self-insured health plan for its employees. The Company has purchased stop-loss insurance in order to limit its exposure, which will reimburse the Company for individual claims in excess of $20,000 annually up to $2,000,000 per individual or aggregate claims exceeding a minimum deductible, as specified in the policy, up to $1,000,000. Self-insurance losses are accrued based on the Company's estimates of the aggregate liability for uninsured claims incurred, but not paid. At June 30, 2006, the accrued liability for self-insured health losses was $46,000.

8.    SHAREHOLDERS' AGREEMENTS

      The Company has an agreement between itself and two of its shareholders whereby the parties agree to restrict the sale, transfer or pledge of the Company's common stock. The agreement includes certain provisions relating to benefits payable to the shareholders upon triggering events of permanent disability or death of a shareholder. In addition, the estate of a deceased shareholder or the permanently disabled shareholder can demand at their discretion that the other shareholder arrange for the sale of the Company within one year, or cause the stock owned by the deceased shareholder or the permanently disabled shareholder to be purchased at a price to be determined according to the agreement.

      As a result of the death of a company shareholder in December, 2005, the Company became obligated to pay the estate of the shareholder $10,000 on a monthly basis, beginning in January, 2006, for a maximum of twelve months. A liability totaling $60,000 is presented in the Balance Sheet of these financial statements for the unpaid portion of this obligation.

      Additionally, the Company received proceeds from a term life insurance policy insuring the life of the deceased shareholder in the amount of $1,000,000. According to the terms of the shareholder agreement, the proceeds are to be paid to the estate of the shareholder as an advance payment for the redemption of the stock. The company has recognized a liability totaling $1,000,000 for the unpaid portion of the life insurance proceeds as of June 30, 2006.

9.    EMPLOYEE BENEFIT PLANS

      The Company has a 401(k) retirement/profit sharing plan which covers substantially all employees. Company contributions to the plan are made at the discretion of the Board of Directors and are limited to 100% of voluntary employee contributions. The Company matched 30% of the first 5% of employee contributions, which totaled $26,169 for the year ended June 30, 2006.

      On July 18, 2002, the Company established a Key Employee Equity Participation Plan. Two key employees were granted a total of 231 equity units on that date. As of June 30, 2006, one employee is currently employed and covered by the plan, and holds 139 equity units. Employees are 100% vested in the units after five years of service from the grant date. Upon a participant's termination of employment, the participant is entitled to receive an amount for the outstanding equity units equal to the formula value per equity unit in excess of the participant's base value of $2,463 per equity unit. Upon a disposition of the Company, the participant is entitled to receive an amount for the outstanding equity units equal to the excess of the proportionate share of the net proceeds per equity unit over the base value per equity unit.